 EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of ___________, 2017, is by and between Burger Time, Inc., a Delaware corporation (the “Company”) and the undersigned purchasers (each, a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D (“Regulation D”) promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, this Agreement has been provided to the Purchasers in connection with a “Private Placement Memorandum”, dated ____________, 2017, whereby the Company is offering (the “Offering”) a maximum of up to $6,000,000 of shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and warrants substantially in the form attached hereto as Exhibit A to purchase shares of Common Stock (a “Warrant” and together with the Common Stock, the “Securities”);

WHEREAS, the parties hereto desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell Securities to the Purchasers as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1. Closing.

(a) On the initial Closing Date (as defined below), on the basis of the representations, warranties and agreements contained herein and subject to the terms and conditions set forth herein, the Company agrees to sell at the initial Closing (as defined below), and the Purchasers, severally and not jointly, agree to purchase at the initial Closing, an aggregate of up to $6,000,000, or such greater amount as the Company may determine in its sole discretion (the “Maximum Offering Amount”), of Securities, calculated based upon a price per Share and Warrant equal to $1.50 (the “Purchase Price”), as determined pursuant to Section 2(a). The Purchase Price will be delivered in its entirety to the Company. Thereafter, on the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and each Purchaser purchasing Securities at the Closing, severally and not jointly, agrees to purchase an aggregate of up to the Maximum Offering Amount of Securities, calculated as set forth above, less the amount of Securities sold at all previous Closings. Each Purchaser purchasing Securities on the Closing Date shall deliver to [־], as Escrow Manager for the Company (the Escrow Manager”), the aggregate amount to be paid by such Purchaser for the Securities purchased hereunder as specified next to such Purchaser’s name on such Purchaser’s signature page hereto (the “Subscription Amount”) by wire transfer of immediately available funds in accordance with the Escrow Manager’s written wire instructions, the Company shall deliver to the Purchaser the number of Shares (the “Issued Shares”) and Warrants as determined pursuant to Section 2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2 and 3, a Closing shall occur at the offices of Harter Secrest & Emery LLP (“Company Counsel”) or such other location as the parties shall mutually agree. Notwithstanding anything herein to the contrary, each Closing Date shall occur on or before October 31, 2017; provided, however, that such date may be extended, without notice, for additional 30-day periods with the consent of the Company (such outside date, the “Termination Date”).

(b) If the Closing is not held on or before the Termination Date, the Company shall cause all subscription documents and funds to be returned, without interest or deduction, to each prospective Purchaser. The Company shall also cause any subscription documents or funds received following the final Closing to be returned, without interest or deduction, to each applicable prospective Purchaser. Notwithstanding the foregoing, the Company in its sole discretion may elect not to sell to any person any or all of the Shares requested to be purchased hereunder, provided that the Company causes all corresponding subscription documents and funds received from such person to be promptly returned.

(c) As used herein, “Closing” means a closing of the purchase and sale of the Securities pursuant to Section 1, “Closing Date” means a business day on which all of the Transaction Documents have been executed and delivered by the Company and each of the Purchasers purchasing Securities at the Closing, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third business day following the Closing; and “Transaction Documents” means this Agreement, the Private Placement Memorandum, the Registration Rights Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

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2. Deliveries.

(a) On or prior to each Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Registration Rights Agreement, in substantially the form attached hereto as Exhibit B, duly executed by the Company;

(iii) a legal opinion of Company Counsel addressed to the Purchasers, in a form reasonably satisfactory to such Purchaser;

(iv) a certificate representing the Issued Shares of such Purchaser, registered in the name of such Purchaser (such certificate may be delivered within three business days of the Closing Date); and

(v) a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 50% of the aggregate of such Purchaser’s Issued Shares, with an exercise price of $2.00 per share, subject to adjustment therein (such Warrant certificate may be delivered within three business days of the Closing Date).

(b) On or prior to each Closing Date, each Purchaser purchasing Common Stock on such Closing Date shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) the Investor Questionnaire (as defined in the Private Placement Memorandum), completed by such Purchaser;

(iii) the Registration Rights Agreement, in substantially the form attached hereto as Exhibit A, duly executed by such Purchaser; and

(iv) such Purchaser’s Subscription Amount by wire transfer to the account directed by the Escrow Manager.

3. Closing Conditions

(a) The obligations of the Company in connection with each Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on such Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of each Purchaser required to be performed at or prior to such Closing Date shall have been performed; and

(iii) the delivery by each Purchaser of the items set forth in Section 2(b) of this Agreement.

(b) The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met on or prior to the Closing Date:

(i) the accuracy in all material respects when made and on such Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate in all material respects as of such date);

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(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to such Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2(a) of this Agreement;

(iv) the consummation of the Share Exchange (as defined in the Private Placement Memorandum); and

(v) there shall have been no (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries (as defined in Section 5(a) below), taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) since the date hereof.

4. Purchaser Representations and Warranties. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date on which such Purchaser is purchasing Common Stock hereunder to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of the Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents, if any, of such Purchaser or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except for such violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Understandings or Arrangements. Such Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement, if applicable, or otherwise in compliance with applicable federal and state securities laws). Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Specifically, such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for its own account, not as nominee or agent, and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting such Purchaser’s right to sell such Securities pursuant to a registration statement, if applicable, or otherwise in compliance with applicable federal and state securities laws).

(d) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Securities pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser or party’s business advisors and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Securities constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(e) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC under the Securities Act and has truthfully and accurately completed the Investor Questionnaire.

(f) Experience of Such Purchaser; Holding of Securities. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment. The Purchaser understand that there is no established markets for the Shares, the Warrants or the shares of Common Stock underlying the Warrants, nor is any such market expected to develop.

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(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(h) No General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Purchaser’s knowledge, any other general solicitation or general advertisement.

(i) No Oral Representations. Such Purchaser acknowledges and agrees that neither the Company nor any other person has made any oral representation or warranty as to the Company or this Agreement.

(j) Reliance on Exemptions. Such Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Stock.

(k) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l) Counsel. Such Purchaser acknowledges that Company Counsel is acting as counsel to the Company and not as counsel to such Purchaser.

(m) Residency. If such Purchaser is an entity, such Purchaser’s principal executive offices are, and if such Purchaser is a natural person, such Purchaser’s principal residence is, in the jurisdiction set forth immediately below such Purchaser’s name on such Purchaser’s signature page hereto, and all communications between such Purchaser and the Company regarding the transactions contemplated by this Agreement took place within or from the state of such principal executive offices or principal residence.

(n) Disqualification Events. No Purchaser that beneficially holds or will hold after the Closing 20% or more of the Company’s voting stock, nor, to the extent it has them, any of such Purchaser’s shareholders, members, managers, general or limited partners, directors, affiliates or executive officers, are subject to any Disqualification Event (as defined below), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The purchase of the Common Stock by any Purchaser that beneficially holds or will hold after the Closing 20% or more of the Company’s voting stock will not subject the Company to any Disqualification Event. “Disqualification Event” shall mean any of the disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act.

5. Company Representations and Warranties. The Company hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Purchasers purchasing Shares hereunder on such Closing Date, as follows (unless as of a specific date therein):

(a) Subsidiaries. All of the subsidiaries of the Company are set forth on Schedule 5(a) (the “Subsidiaries”). Except as set forth on Schedule 5(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. The Company does not own or have any rights to acquire, directly or indirectly, any capital stock or other equity interests of any person, or is a participant in any joint venture, partnership or similar arrangement.

(b) Organization and Qualification. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of their respective organization. The Company and each of its Subsidiaries has full corporate power and authority to own the assets owned by it and conduct its business as and where it is being conducted by it, and is duly licensed or qualified to do business and in good standing as a foreign entity in all jurisdictions in which its assets or the operation of its business makes such licensing or qualification necessary, except for such failures to be licensed, qualified or in good standing that, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect.

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(c) Authorization; Corporate Documentation. The Company has full corporate power and authority to enter into this Agreement and the Transaction Documents to which it is or is required to be a party and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each Transaction Document to which the Company is or is required to be a party has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(d) Non-Contravention. Neither the execution and delivery of this Agreement or any Transaction Document by the Company, nor the consummation of the transactions contemplated hereby or thereby, will violate or conflict with or (with or without notice or the passage of time or both) constitute a breach or default under (a) any provision of the organizational documents of the Company, (b) any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company or (c) any contract or permit to which the Company is a party or by which the Company or any of its properties may be bound or affected, other than, in the cases of clauses (b) and (c), such violations and conflicts which would not reasonably be expected to have a Material Adverse Effect.

(e) Capitalization. The Company has an issued and fully paid up capital as set forth in the Private Placement Memorandum. All of the issued and outstanding capital stock of the Company (i) have been duly and validly issued, (ii) are fully paid and non-assessable and (iii) were not issued in violation of any preemptive rights or rights of first refusal or first offer. There are no issued or outstanding options, warrants or other rights to subscribe for or purchase any equity interests of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity securities of the Company, or preemptive rights or rights of first refusal or first offer with respect to the equity securities of the Company, nor are there any contracts, commitments, understandings, arrangements or restrictions to which the Company, or to the knowledge of the Company, any stockholder of the Company, is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company, nor are there any voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the equity securities of the Company. All of the equity securities of the Company have been granted, offered, sold and issued in compliance with all applicable corporate and securities laws.

(f) Financial Statements; Indebtedness.

(i) The audited consolidated balance sheet and income statement for the Company’s principal operating Subsidiary, BTND, LLC, and its subsidiaries as of and for the fiscal years ended January 1, 2017 and December 27, 2015, together with unaudited financial statements for the periods ended March 31, 2017 and June 30, 2017, are attached to the Private Placement Memorandum and were prepared in good faith and according to U.S. Generally Accepted Accounting Principles (the “Burger Time Financial Statements”). The Burger Time Financial Statements are complete and accurate in all material respects.

(ii) Neither the Company nor any of its Subsidiaries is in default on any Indebtedness as of the Closing.

(g) Absence of Liabilities. Neither the Company nor any of its Subsidiaries has any Liabilities except (a) Liabilities that are accrued and reflected on the Burger Time Financial Statements, (b) trade Liabilities incurred in the normal course of business since June 30, 2017, (c) Liabilities incurred since June 30, 2017 disclosed in the Private Placement Memorandum, and (d) obligations to be performed after the date hereof under any contracts.

(h) Absence of Certain Changes. Since June 30, 2017, there has not been a Material Adverse Effect.

(i) Compliance with Laws. The Company and its Subsidiaries are in compliance with all applicable laws, and their respective assets, business, employees or equity securities, except to the extent that such non-compliance, individually and in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral notice of any actual or alleged violation of or non-compliance with applicable laws, except to the extent that such violations and non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(j) Company Litigation. There is no action pending or, to the Company’s knowledge, threatened, nor any order of any governmental authority is outstanding, against or involving the Company or any of its Subsidiaries or any of their respective officers, directors, stockholders, properties, assets or businesses, whether at law or in equity, before or by any governmental authority, which would reasonably be expected to have a Material Adverse Effect.

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(k) Intellectual Property. To the knowledge of the Company, the Company and its Subsidiaries owns free and clear of any liens or has the license or right to use all material (a) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled); (b) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate/company names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof; (c) works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights; (d) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection); (e) all domain name and domain name registrations, web sites and web pages and related rights, registrations, items and documentation related thereto; (f) computer software, including all source code, object code, and documentation related thereto and all software modules, assemblers, applets, compilers, flow charts or diagrams, tools and databases; (g) rights of publicity and privacy, and moral rights, and (h) all licenses, sublicenses, permissions, and other agreements related to the preceding property (all of the foregoing, collectively, the “Intellectual Property”) used in the operations of the business of the Company and its Subsidiaries as currently conducted. To the knowledge of the Company, neither the business of the Company and its Subsidiaries as currently conducted, nor the sale or use of any product or service offered by the Company or its Subsidiaries, infringes or misappropriates the Intellectual Property of any third party. To the knowledge of the Company, no third party has infringed or misappropriated any of the Intellectual Property owned by the Company or its Subsidiaries. Except as set forth on Schedule 5(k), there is no third party claim or allegation asserted against the Company or its Subsidiaries in writing that the Company or its Subsidiaries is infringing or misappropriating any Intellectual Property of such third party.

(l) Material Contracts. In the ordinary course of its business, the Company has entered into certain contracts it believes are material to its operations, the unanticipated termination of which may result in a Material Adverse Effect. These contracts are described in the Private Placement Memorandum.

(m) Tax Matters.

(i) Each of the Company and its Subsidiaries has timely filed all material returns, reports, information returns, schedules, certificates, statements or other documents (including any related or supporting information) filed or required to be filed with any governmental authority responsible for the imposition or collection of any federal, state, local or foreign tax (“Tax Returns”) required to have been filed by it, and all such Tax Returns are accurate and complete in all material respects;

(ii) each of the Company and its Subsidiaries has paid all federal, state, local or foreign tax (“Taxes”) owed by it which were due and payable (whether or not shown on any Tax Return), except for Taxes being contested in good faith and for which adequate reserves have been established and maintained;

(iii) there is no current action against the Company or any of its Subsidiaries in writing by a governmental authority in a jurisdiction where the Company or its Subsidiaries, as applicable, does not file Tax Returns where the Company or its Subsidiaries, as applicable, is or may be subject to taxation by that jurisdiction;

(iv) there are no currently pending or ongoing Tax audits or other administrative proceedings of the Company’s or any of its Subsidiaries’ Tax Returns by any governmental authority, for which written notice has been received, with regard to any Taxes for which the Company or its Subsidiaries, as applicable, would be liable; and

(v) neither the Company nor any of its Subsidiaries has requested or received any ruling from, or signed any binding agreement with, any governmental authority that would apply to any Tax periods ending after the Closing Date.

(n) Transactions with Related Persons. Except as disclosed in the Private Placement Memorandum, no affiliate, and no officer, director, manager, employee, trustee or beneficiary of the Company or the Company’s affiliates, and any immediate family member of any of the foregoing (whether directly or indirectly through an affiliate of such person) is presently a party to any transaction with the Company, including any contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Company), (b) providing for the rental of real or personal property to or from or (c) otherwise requiring payments to, any related person or any person in which any related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related person has any direct or indirect interest. The Company does not have any outstanding contract or other arrangement or commitment with any related person, and no related person owns any real or personal property, or right, or tangible or intangible property (including Intellectual Property) which is used in the Company’s business. The Company’s assets do not include any receivable or other obligation from a related person, and the liabilities of the Company do not include any payable or other obligation or commitment to any related person.

(o) No Other Representations and Warranties. Except for the representations and warranties contained in this Agreement and the other Transaction Documents, neither the Company, nor any Subsidiary of the Company, makes any express or implied representations or warranties, and each such party hereby disclaims any other representations and warranties, whether made orally or in writing, by or on behalf of the Company by any person.

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6. Broker’s Commission/Finder’s Fee. Each party hereto represents to the other that there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments in connection with the consummation of the transactions contemplated hereby, other than those fees payable by the Company pursuant to a Letter of Engagement between BTND, LLC and Maxim Group, LLC, as placement agent (the “Placement Agent”), dated December 15, 2016, the material terms of which are summarized in the Private Placement Memorandum.

7. Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities in the Offering as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. Subject to the Placement Agent providing a list of the states in which each Purchaser resides, the Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon reasonable request of the Purchaser.

8. Legend. The certificates representing the Shares and Warrants sold pursuant to this Agreement will be imprinted with a legend in substantially the following form:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE [AND THE SECURITIES ISSUABLE UPON ITS EXERCISE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

9. Covenants Regarding Indemnification.

(a) By the Company. The Company agrees to indemnify, hold harmless, reimburse and defend each Purchaser and such Purchaser’s officers, directors, agents, counsel, affiliates, members, managers, control persons, and principal shareholders (each, together with such Purchaser, a “Purchaser Party”), as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Purchaser Party which results, arises out of or is based upon (i) any breach of any representation or warranty by the Company in this Agreement or the Private Placement Memorandum or (ii) any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company (unless, in each case, such claim, cost, expense, liability, obligation, loss or damage results, arises out of or is based upon a breach of such Purchaser’s representations, warranties or covenants in this Agreement or the Private Placement Memorandum, any violations by a Purchaser Party of state or federal securities laws, or any conduct by a Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b) By the Purchaser. Each Purchaser agrees, severally and not jointly, to indemnify, hold harmless, reimburse and defend the Company and the Company’s officers, directors, agents, Company Counsel, affiliates, members, managers, control persons, and principal shareholders (each, together with the Company, a “Company Party”), as applicable, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company Party which results, arises out of or is based upon (i) any breach of any representation or warranty by such Purchaser in this Agreement, the Private Placement Memorandum or in the exhibits thereto, or (ii) any breach or default in performance by such Purchaser of any covenant or undertaking to be performed by such Purchaser (unless, in each case, such claim, cost, expense, liability, obligation, loss or damage results, arises out of or is based upon a breach of the Company’s representations, warranties or covenants in this Agreement or the Private Placement Memorandum, any violations by the Company of state or federal securities laws, or any conduct by the Company which constitutes fraud, gross negligence, willful misconduct or malfeasance).

10. Miscellaneous.

(a) Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person or by courier or a courier service, (ii) on the date of transmission if sent by facsimile or email transmission or (iii) three (3) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

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(i) if to the Company: Burger Time, Inc.

405 Main Avenue W

Suite 2d

West Fargo, ND 58078

Attention: Mr. Gary Copperud

Facsimile No.: (701) 282-2663

Telephone No.: (701) 277-0080

with a copy (which shall not constitute notice) to:

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

Attention: Alexander R. McClean, Esq.

Facsimile No.: (585) 232-1248

Telephone No.: (585) 232-6500

(ii) If to a Purchaser, to the address set forth next to its name on the signature page hereto.

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

(b) Waivers. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(c) Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by each party hereto. Neither the Company nor any Purchaser has relied on any representations not contained or referred to in this Agreement and the Private Placement Memorandum delivered herewith.

(d) Assignment. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto, and any attempted assignment in violation of this Section 10(d) will be null and void ab initio. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of each party hereto.

(e) Counterparts/Execution. This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to its choice of law principles). For purposes of any action arising out of or in connection with this Agreement or any transaction contemplated hereby, each party hereto (a) irrevocably submits to the exclusive jurisdiction and venue of any state or federal court located within New York County, State of New York (or in any court in which appeal from such courts may be taken), (b) agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth in Section 10(a) shall be effective service of process for any Action with respect to any matters to which it has submitted to jurisdiction in this Section 10(f), (c) waives and covenants not to assert or plead, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of such court, that the action is brought in an inconvenient forum, that the venue of the action is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such action, and (d) waives any bond, surety or other security that might be required of any other party with respect thereto. Each party hereto agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law or in equity.

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(g) Waiver of Jury Trial. The parties hereto hereby knowingly, voluntarily and intentionally waive the right any may have to a trial by jury in respect to any litigation based hereon, or arising out of, under, or in connection with this Agreement and any agreement contemplated to be executed in connection herewith, or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party in connection with such agreements, in each case whether now existing or hereafter arising and whether sounding in tort or contract or otherwise. Each party hereto acknowledges that it has been informed by the other parties hereto that this Section 10(g) constitutes a material inducement upon which they are relying and will rely in entering into this Agreement. Any party hereto may file an original counterpart or a copy of this Section 10(g) with any court as written evidence of the consent of each such party to the waiver of its right to trial by jury.

(h) Severability. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict herewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(i) Counsel; Ambiguities. The Company, Company Counsel, each Purchaser and, as applicable, each Purchaser’s counsel, have participated, or have had the opportunity to participate, fully in the review of this Agreement. The parties understand and agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting the Agreement.

(j) Expenses. The Company and each Purchaser will each bear their own legal and other expenses with respect to this Offering.

(k) Headings; Interpretation. The headings of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(l) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m) Obligations Independent. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by this Agreement or any other matters, and the Company acknowledges that the Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on and as of the date set forth above.

BURGER TIME, INC.

By:_____________________________________

Name:_____________________________________

Title :_____________________________________

PURCHASERS:

The Purchasers executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

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Annex A

Securities Purchase Agreement

Purchaser Counterpart Signature Page

The undersigned, desiring to enter into this Securities Purchase Agreement dated as of _________, 20__ (the “Agreement”), between the undersigned, Burger Time, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, hereby agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof.

IN WITNESS WHEREOF, the undersigned has executed the Agreement as of ___________, 20__.

Subscription Amount: $ (USD)

Shares:

Warrants:

Name of Subscriber:

(signature)

By:

Title:

Dated: , 2016

Address:

Phone Number:

Email Address:

Taxpayer ID:

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